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                                                                 Exhibit 10.22

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                       INTERNET KEYWORD PROVIDER AGREEMENT
              BETWEEN REALNAMES CORPORATION AND FURNITURE.COM, INC.

         This Agreement (this "AGREEMENT") IS entered into as of October 26, 1999, and made effective as of October 15, 1999 ("EFFECTIVE DATE") by and between RealNames Corporation, a Delaware corporation ("REALNAMES"), and Furniture.com, Inc., a Delaware corporation ("COMPANY" and, together with RealNames, the "PARTIES").

         WHEREAS, RealNames is the provider of the RealNames Service, which allows Internet users to access the World Wide Web sites of RealNames subscribers by using a short keyword, trade name or phrase in lieu of a Uniform Resource Locator ("URL");

         WHEREAS, Company is the operator of World Wide Web site(s) specified on EXHIBIT A hereto (the "COMPANY WEB SITE(S)");

         WHEREAS, Company desires to use certain designated routing prefixes within the RealNames Service and to become a Keyword Provider for the Company Web Sites on the terms and conditions set forth below.

NOW, THEREFORE, the Parties agree as follows:

1.       DEFINITIONS.

         1.1 "INTERNET KEYWORD" means a proprietary natural language Web address assigned by RealNames to a third party that can be translated into a URL address through Keyword Resolution (as herein defined).

         1.2 "KEYWORD RESOLUTION" occurs each time an Internet user uses an Internet Keyword or Routing Prefix subscribed by Company to navigate to a Company owned or controlled URL through the RealNames Service.

         1.3 "ROUTING PREFIX" means a unique phrase or keyword to be used as a routing prefix in the RealNames Service as follows: RealNames' routers will (i) recognize the format of a Routing Prefix, followed by certain other words and phrases supplied by an Internet user, (ii) transform such Routing Prefix plus such additional words or phrases into an appropriate rules-based dynamic syntax query on the Company Web Site assigned to such Routing Prefix, and (iii) route the Internet user directly to the Company URL appropriate to such query or, if no appropriate URL exists, to an intermediary page on such Company Web Site listing relevant directory results to the query (e.g., the Routing Prefix "Furniture" followed by "Table" to form a query on the Company Web Site located at www.furniture.com for the content relevant to tables).

         1.4 "REALNAMES SERVICE" means RealNames' subscriber-based Internet addressing system that utilizes unique RealNames Keyword Resolution to direct Internet users to URLs determined by RealNames.

         All other capitalized terms used herein will have the meanings assigned to them herein.

2.       SERVICES PROVIDED BY REALNAMES.

         2.1 ROUTING PREFIX SUBSCRIPTION. Subject to the terms and conditions of this Agreement, Company hereby subscribes to the use of: (i) the Routing Prefix(es) set forth on EXHIBIT A for the corresponding Company Web Site(s) set forth on such EXHIBIT A; and (ii) the


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Internet Keywords set forth on EXHIBIT A. Subject to the term and conditions of this Agreement (including without limitation Section 2.3), such Routing Prefixes and Internet Keywords will be included in the RealNames Service for the term of this Agreement. RealNames will ensure that each such Routing Prefix and Internet Keyword, when used in the RealNames Service, will route Internet users to such Company owned or controlled URL addresses as Company may nominate from time to time; provided that RealNames makes no representation or warranty and provides no guarantee that such Routing Prefixes or Internet Keywords will be accessible through any particular search engine, browser or other means of distribution.

         2.2 OWNERSHIP. As between the Parties, subject to Section 4 below, RealNames will retain all rights, titles and interests in the Routing Prefixes and Internet Keywords to the extent they exist in the RealNames database. Company's use of a Routing Prefix an Internet Keyword or the RealNames Service confers no property, business or competition rights upon Company. Notwithstanding the foregoing, RealNames hereby agrees and acknowledges that no right title or interest to the Routing Prefix(es) and Internet Keywords set forth on EXHIBIT A as they exist outside of the RealNames database, are conferred on RealNames by Company. Company understands and agrees that RealNames has the right to compile usage statistics and other data regarding use of the RealNames Service and to sell and provide any and all such data to third parties.

         2.3 RESERVATION. Company agrees that allocation of Routing Prefixes and Internet Keywords by RealNames is subject to RealNames' sole discretion. RealNames may at any time, with notice to Company that is reasonable in the circumstances (including immediate notice when that is appropriate) withdraw or reallocate a Routing Prefix or Internet Keyword previously or currently subscribed by Company. RealNames may also elect in its sole discretion, not to include a Routing Prefix or Internet Keyword in any foreign language keyword systems comprising part of the RealNames Service. Company understands and agrees that RealNames requires absolute discretion over the allocation of Routing Prefixes and Internet Keywords (1) in light of the uncertain and often conflicting principles and law that are at work in the current state of the Internet and (2) to exercise its own judgment as to what constitutes an optimal service and system and that RealNames may apply standards of decision regarding inclusion, allocation, reallocation, or withdrawal of Routing Prefixes and Internet Keywords that evolve or change over time. Company agrees and acknowledges that RealNames may withdraw approval of a Routing Prefix or Internet Keyword. If RealNames withdraws approval of a Routing Prefix or Internet Keyword, RealNames will attempt to provide an alternative that is acceptable to both Parties. Company accords to RealNames the right to make decisions that it deems best in each context.

3.       COMPENSATION.

         3.1 FEES. During the term of this Agreement; Company shall pay non-refundable (subject to Section 5.1) fees to RealNames as set forth on EXHIBIT B.

         3.2 METHOD OF PAYMENT. Payments shall be made in the manner and on the dates set forth in EXHIBIT B.

4. USE OF COMPANY NAMES. RealNames may use applicable trade names and brand names of Company (collectively, the "COMPANY NAMES") in connection with the provision of the RealNames Service and Company's subscription of a Routing Prefixes or Internet Keyword in accordance with this Agreement. Nothing herein will grant RealNames any right, title or interest in the Company Names. Any and all goodwill arising

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from RealNames' use of the Company Names will inure solely to the benefit of
Company.

5.       TERM AND TERMINATION.

         5.1 TERM AND TERMINATION. This Agreement will commence on the Effective Date and continue for an initial term that will expire on October 15, 2001 unless earlier terminated as set forth herein.

         This Agreement may be terminated immediately for cause by either Party on written notice to the other Party in the event that the other Party: (a) ceases to function as a going concern or to conduct its operations in the normal course of business; or (b) is in material default of its obligations under this Agreement and fails to cure such default within thirty (30) days after written notice thereof.

         In the event that RealNames removes or reallocates any of the Routing Prefixes or Internet Keywords identified on EXHIBIT A from the RealNames Service, and fails to replace any such Routing Prefix or Internet Keyword with a substitute Routing Prefix or Internet Keyword, as applicable, acceptable to Company, Company may terminate this Agreement upon fifteen (15) days written notice to RealNames.

         In the event that RealNames reasonably believes that Company's use of a Routing Prefix or an Internet Keyword may result in liability to RealNames, RealNames may immediately terminate this Agreement upon written notice to Company.

         Upon termination of this Agreement as specified in this Section 5.1, Company shall be entitled to a pro rata refund of fees paid to RealNames as specified on Exhibit B but only to the extent that any such fees were prepaid for a given period.

         5.2 LIMITATION ON LIABILITY. Except as expressly required by law, in the event of termination of this Agreement by either Party in accordance with its terms, neither Party shall be liable to the other for compensation, reimbursement or damages resulting from such termination and resulting from (i) the loss of prospective profits or anticipated sales; or (ii) expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of the Parties.

         5.3 SURVIVAL. In the event of termination or cancellation of this Agreement, Sections 1, 2.2, 2.3, 5.2, 5.3, 6, 7 and 8 shall survive and shall continue to apply in accordance with their terms. In addition, Company's obligation for any unpaid amounts owing to RealNames pursuant to Section 3 shall survive termination or cancellation of this Agreement.

6.       WARRANTY AND INDEMNITY.

         6.1      WARRANTY AND DISCLAIMER.
COMPANY AGREES THAT SUBSCRIPTION OF A ROUTING PREFIX OR INTERNET KEYWORD DOES NOT CONFER IMMUNITY FROM OBJECTION TO EITHER THE SUBSCRIPTION OR USE OF THE ROUTING PREFIX OR INTERNET KEYWORD BY THIRD PARTIES, COMPANY ACKNOWLEDGES AND AGREES THAT THE REALNAMES SERVICE AND THE ROUTING PREFIX AND THE INTERNET KEYWORDS) (COLLECTIVELY, THE "SERVICES") ARE BEING PROVIDED "AS IS," WITH "ALL FAULTS," AND THAT REALNAMES MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AND SPECIFICALLY DISCLAIMS, ON ITS OWN BEHALF ON AND BEHALF OF ITS AFFILIATED PARTIES, ANY WARRANTIES AS TO THE USEFULNESS, ACCURACY, RELIABILITY, NON-INFRINGEMENT OR EFFECTIVENESS OF SUCH SERVICES OR THAT ANY OF

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SUCH SERVICES WILL BE UNINTERRUPTED, ERROR FREE, OR WILL MEET THE NEEDS OF ANY
PARTY OR THAT THE ROUTING PREFIXES OR INTERNET KEYWORDS SUBSCRIBED UNDER THIS AGREEMENT WILL BE ACCESSIBLE THROUGH ANY PARTICULAR BROWSER, SEARCH ENGINE OR OTHER METHOD OF DISTRIBUTION. WITHOUT LIMITING THE FOREGOING, REALNAMES DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL REALNAMES BE LIABLE TO THE COMPANY FOR ANY FAILURE, DISRUPTION, DOWNTIME, INCORRECT LINKAGE OR OTHER NON PERFORMANCE OF THE REALNAMES SERVICE.

         6.2 INDEMNITY. Company, at its own expense, will defend, indemnify and hold RealNames, its officers, directors, employees, agents and successors harmless against any liability, or any litigation cost or expense (including reasonable attorneys' fees), arising out of third-party claims as a result of the use of the Routing Prefixes and Internet Keywords subscribed hereunder.

7. CONFIDENTIALITY. Each Party may disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement will be treated as Confidential Information; provided, however, that each Party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law, (iii) to legal counsel of the parties; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction. The parties will use reasonable efforts to issue a joint press release announcing this Agreement within 30 days of the Effective Date.

8.       GENERAL.

         8.1 MISCELLANEOUS. Nonperformance of either Party will be excused to the extent that performance is rendered impossible by any other reason where failure to perform is beyond the reasonable control and not caused by the gross negligence or willful misconduct of the nonperforming Party. The relationship of RealNames and Company established by this Agreement is that of independent contractors. This Agreement will be governed by and construed under the laws of the State of California without reference to conflict of law principles. In any action arising out of this Agreement the Parties consent to the nonexclusive jurisdiction and venue in the state and federal courts sitting within the Northern District of California. This Agreement, together with all exhibits and attachments hereto, set forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions and agreements between them, including but not limited to that certain Internet Keyword Provider Agreement dated as of September 13, 1999 by and between the Parties, pursuant to which the Parties took no action. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Party to be charges, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. Company may not assign this Agreement, or assign or delegate any right or obligation hereunder, without the prior written consent of RealNames, except in the case of a sale or other transfer of substantially all of Company's assets or equity, whether by sale of assets or stock or by merger or other reorganization, provided that the assignee has agreed in writing to be bound by all the terms and conditions of this Agreement. Subject to the

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foregoing sentence, this Agreement shall be binding on each Party's respective successors and assigns. If any provision in this Agreement is found invalid then such provision will be construed, if feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement, and the parties will negotiate, in good faith, a substitute, valid and enforceable provision that most nearly effects the Parties' intent in entering into this Agreement.

         8.2 RIGHT OF FIRST REFUSAL. Subject to Section 2.3, in the event this Agreement has not been terminated prior to October 15, 2001, Company shall have a right of first refusal (the "RIGHT") as follows: if Company intends to allow a third party to subscribe to the Routing Prefix "furniture", RealNames shall give Company written notice of such intention, which notice shall include the material terms of the proposed agreement with such third party. Upon receipt of such notice, Company shall have the option, for a period of ten days from the receipt of the notice, to subscribe to the Routing Prefix "furniture" on the same terms as specified in the notice by notifying RealNames in writing during such ten (10) day period. In the event Company fails to exercise the Right within such ten (10) day period, RealNames may enter into an agreement with such third party on terms no more favorable to such third party as were specified in RealNames' notice. The Right shall expire on October 15, 2003.

         8.3 NOTICES. Any notice required or permitted to be given by either Party under this Agreement will be in writing or by email and will be deemed given: (i) one day after pre-paid deposit with a commercial courier service (e.g., DHL, FedEx), (ii) upon receipt, if personally delivered, (iii) three days after deposit, postage pre-paid, with first class airmail (certified or registered if available), or (iv) upon receipt, when sent by facsimile or e-mail, in any such case, to the other Party at its address below, or to such new address as may from time to time be supplied hereunder by the Parties hereto:

         NOTICE ADDRESS FOR REALNAMES:

         RealNames Corporation
         Two Circle Star Way, 2d Floor
         San Carlos, CA 94070
         Attn: Richard Steele, Esq.
         Tel: (650) 298-5611
         Fax: (650) 298-8085
         Email: LEGAL(@REALNAMES.COM

         NOTICE ADDRESS FOR COMPANY:

         Furniture.com, Inc.
         1881 Worcester Road, Ste. #2
         Framingham, MA 01701
         Attn: Gerry Brown
         Tel: (508) 416-6421
         Fax: (508) 416-6370
         Email: GBROWN@FUMITURE.COM

         8.4 DISPUTES. In the event that Company's subscription of any Routing Prefix, Internet Keyword, or any other aspect of the RealNames Service, or any conduct by the Company results in any challenge, claim, demand, or action to or against RealNames, Company agrees that RealNames shall have the right to decide in its sole discretion what actions to take, including without limitation whether to continue to provide Company's subscription to a Routing Prefix or Internet Keyword, reservation or any other aspect of the RealNames Service affected by such claim. Company understands and agrees that it has no vested interest or right in any procedures or rules of dispute resolution.

         8.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute a single instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their duly authorized officers or representatives as of the date first above written.

                                    FURNITURE.COM, INC.

                                    By: /s/ Gerald Brown
                                        ---------------------------------
                                    Name: Gerald Brown
                                          -------------------------------
                                    Title: V.P., Business Development
                                           ------------------------------

                                    REALNAMES CORPORATION

                                    By: /s/ Richard Steele
                                        ---------------------------------
                                    Name: Richard Steele
                                          -------------------------------
                                    Title: General Counsel




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                                                               EXHIBIT A
                                    SUBSCRIPTIONS


A.  ROUTING PREFIXES

ROUTING PREFIX                           COMPANY WEB SITE (URL)
Furniture                                www.furniture.com
furniture.com                            www.furniture.com

B. INTERNET KEYWORDS

Furniture
Furniture.com




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   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.



                                    EXHIBIT B

                            FEES PAYABLE TO REALNAMES


A.       PLATFORM LICENSE FEES

         During the term of this Agreement, Company shall pay to RealNames a quarterly platform subscription fee of [**] that shall be prorated for any partial calendar quarter during the term of this Agreement. The first quarterly platform subscription fee shall become payable within thirty (30) days of the Effective Date. Thereafter, the quarterly platform subscription fee shall be invoiced at the beginning of each calendar quarter.

B.       AFFILIATE PROGRAM

         In addition to the payments in SECTION A above, RealNames will enter into Furniture.com's Affiliate Program as stated:

         Furniture.com will give RealNames a [**] for referred customers who register with the Furniture.com site.

         RealNames will also receive a [**] commission for referred customers who make a purchase with Furniture.com.

         Furniture.com will handle transactions, processing and customer service and provide RealNames with detailed reports that track sales activity originating from the RealNames distribution network.

C.       METHOD OF PAYMENT

         RealNames will submit to Company quarterly invoices of the fees due and payable to RealNames by Company under SECTION A of this EXHIBIT B. Company shall pay such invoices within thirty (30) days of receipt.

         The Affiliate Program Fees, payable pursuant to SECTION B of this EXHIBIT B, will be due and payable in accordance with Furniture.com's Affiliate Program.